Exhibit 10.2

AFFIRMATIVE INSURANCE HOLDINGS, INC.

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

      This Restricted Stock Award Agreement (this “Agreement”), made as of the       day of                     , 2004 (the “Grant Date”) by and between Affirmative Insurance Holdings, Inc. (the “Company”), and                      (the “Grantee”), evidences the grant by the Company of a Stock Award (the “Award”) of restricted Common Stock, par value $0.01 per share (the “Common Stock”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.

      NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Basis for Award. This Award is made pursuant to the Plan for services rendered to the Company by the Grantee.

      2. Restricted Stock Award. The Company hereby awards and grants to Grantee, in consideration for past services rendered to the Company or an Affiliate which services have a value in excess of the aggregate par value of the Common Stock awarded to Grantee,                      shares of Common Stock of the Company (the “Restricted Stock Award”) which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement. In addition, if a cash purchase price per share is required by the Company to be paid by the Grantee, such purchase price is $      per share.

      3. Vesting. The Restricted Stock Award (the “Restricted Stock”) shall vest and be held subject to:

     (a)                      shares of Common Stock shall vest on the date hereof.

     (b) an additional                      shares of Common Stock shall become vested on each of                     , 2005,                     , 2006,                     , 2007 and                     , 2008, provided that Executive has remained continuously employed by the Company through each such vesting date.

     (c) any unvested shares of Common Stock shall become vested if, during the term of Executive’s employment by the Company, a Change in Control occurs.

      4. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

      5. Tax Withholding.

     (a) Grantee agrees that, subject to Section 5(b) below, no later than the first to occur of (i) the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement or (ii) the date required by Section 5(b) below, Grantee shall pay to the Company (in cash or to the extent permitted by the Board, Company Stock held by the Grantee for at least six (6) months whose Fair Market Value on the date the Restricted Stock vests is equal to the amount of Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Company Stock.

     (b) Grantee agrees to properly elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock less the amount, if any, paid by the Grantee for the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Grantee shall pay to the Company, or make other arrangements satisfactory to the Board to pay to the Company on the date of such grant, any federal, state or local taxes required to be withheld with respect to such Company Stock. If Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

      6. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Grantee’s service at any time. In the event Grantee’s employment with the Company is terminated by the Company, by Grantee or as a result of Grantee’s death or disability, no unvested shares of Common Stock shall become vested after such termination of employment.

      7. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

     (a) Agrees to Terms of the Plan. Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Common Stock once vested, and that Grantee should consult a tax advisor prior to such time.

     (b) Stock Ownership. Grantee is the record and beneficial owner of the shares of Restricted Stock with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims or encumbrances and Grantee understands that the stock certificates evidencing the Restricted Stock will bear a legend referencing this Agreement.

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

     (c) SEC Rule 144. Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

      8. Compliance with U.S. Federal Securities Laws. Grantee understands and acknowledges that notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Common Stock is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

      9. Forfeiture of Unvested Stock. In the event that the Restricted Stock was issued to Grantee solely in consideration for services rendered and shares of unvested Common Stock (“Unvested Shares”) standing the in name of Grantee on the books of the Company do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares shall be automatically forfeited and cancelled as outstanding shares of Common Stock immediately upon the occurrence of the event or time period after which such Unvested Shares may no longer become vested.

      10. Option to Repurchase Unvested Stock. In the event that the Grantee purchased the Restricted Stock for a cash price per share as set forth in Section 2 hereof, Grantee grants to the Company an irrevocable right and option (the “Option”) to purchase from Grantee Unvested Shares standing in the name of Grantee on the books of the Company in accordance with this Agreement. Unvested Shares may be repurchased by the Company at a price (the “Option Exercise Price”) equal to the lesser of Fair Market Value or the cash price per share paid by Grantee pursuant to Section 2 and shall be transferred to the Company automatically without further action by Grantee if repurchased by the Company. The Company may exercise the right to repurchase the Unvested Shares at any time within ninety (90) days after the expiration of the period during which the applicable vesting conditions must occur. The repurchase price may be paid to Grantee by personal delivery or by Company check mailed to Grantee’s last known address on the Company’s records. Grantee acknowledges that the Unvested Shares shall be held by Grantee subject to the applicable vesting requirements set forth in this Agreement and Grantee shall have no right to retain any Unvested Shares that are forfeited or that the Company repurchases in accordance with the terms of this Agreement. The Company may elect to assign its right to repurchase the Unvested Shares to any designee of the Company.

      11. Restrictions on Unvested Shares.

     (a) Deposit of the Unvested Shares. Grantee shall deposit all of the Unvested Shares with the Company to hold until the Unvested Shares become vested, at which time such vested shares shall no longer constitute Unvested Shares. The Company will deliver to Grantee the shares of Common Stock that become vested upon vesting of such shares. Grantee shall execute and deliver to the Company, concurrently with the execution of this Agreement blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested.

     (b) Restriction on Transfer of Unvested Shares. Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

      12. Adjustments. The number of Unvested Shares and the Option Exercise Price per Unvested Share shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the date of this Agreement. If Grantee becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) in respect of the Unvested Shares prior to the exercise of the Option, the total number of Unvested Shares shall be equal to the sum of (i) the initial Unvested Shares; and, (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to Grantee. The Option Exercise Price per Unvested Share shall be equal to the applicable Option Exercise Price per Unvested Share set forth in Section 10(a) (as adjusted pursuant to the first sentence of this Section 12) divided by the sum of (a) the number of Additional Securities issued or issuable in respect of each Unvested Share and any Additional Securities previously issued to Grantee plus (b) the initial Unvested Share.

      13. Restrictive Legends and Stop-Transfer Orders.

     (a) Legends. Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING AN OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE OPTION, ARE BINDING ON TRANSFEREES OF THESE SHARES.

     (b) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such             shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

      14. Modification. The Agreement may not be modified except in writing signed by both parties.

      15. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by references, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

      16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Grantee.

      17. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

      18. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.

      19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

      20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

      21. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the Award or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:

Name:

Title:

GRANTEE

Address:

Affirmative Insurance Holdings, Inc. Restricted Stock Award Agreement

EXHIBIT A

Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan